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Exhibit No. 16

[Saltz, Shamis & Goldfarb, Inc. Letterhead]



June 13, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Effective June 13, 1997, Saltz, Shamis & Goldfarb, Inc. ceased as auditors of American Tire Corporation. We have read the Registrant's Item 4 on Form 8-K and concur with the statements contained therein as they relate to our relationship with American Tire Corporation and our termination as auditors.

Sincerely,

/S/Saltz, Shamis & Goldfarb, Inc.
Certified Public Accountants
308 North Cleveland - Massillon Road
Akron, Ohio  44333-9302